Exhibit 99.2

0 Investor Presentation UBS Global Life Sciences September 25, 2008 Steve Lombardi, President & CEO Steve Hall, SVP and CFO © 2008 H elicos BioSciences Corporation © 2008 Helicos BioSciences Corporation

1 Safe Harbor Certain statements made in this presentation that are not based on historical information are forward-looking statements which are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. This presentation contains express or implied forward-looking statements relating to, among other things, management's forecast of financial performance, estimates of expenses and future revenues and profitability, product development and marketing plans, and management's plans, objectives and strategies. These statements are neither promises nor guarantees, and are subject to a variety of risks and uncertainties, many of which are beyond Helicos' control, which could cause actual results to differ materially from those contemplated in these forward-looking statements. In particular, the risks and uncertainties include, among other things, our ability to successfully scale the manufacturing process and commercialize the HeliScope system; our history of operating losses and ability to achieve profitability; our ability to establish manufacturing capabilities; the research and development spending levels of academic, clinical and governmental research institutions and pharmaceutical, biotechnology and agriculture companies who may purchase our HeliScope system; our reliance on third-party suppliers; competition; changing technology and customer requirements; our ability to operate in an emerging market; market acceptance of our technology; the length of our sales and implementation cycles; our dependence on large contracts for the sale and implementation of our HeliScope system; failure of our technology and products; our ability to maintain customer relationships and contracts; ethical, legal and social concerns surrounding the use of genetic information; our ability to retain our personnel and hire additional skilled personnel; our ability to manage our rapid growth; our ability to obtain capital when desired on favorable terms; and the volatility of the market price of our common stock. Existing and prospective investors are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date hereof. Helicos undertakes no obligation to update or revise the information contained in this presentation, whether as a result of new information, future events or circumstances or otherwise. For additional disclosure regarding these and other risks faced by Helicos, see the disclosure contained in Helicos' public filings with the Securities and Exchange Commission. PLEASE NOTE: The names HeliScope, tSMS, true Single Molecule Sequencing and Virtual Terminator and our logo are trademarks or service marks of Helicos BioSciences Corporation.

2 Investment Highlights Helicos is the Future of Genetic Analysis Revolutionary and Breakthrough Technology Proprietary true Single Molecule Sequencing (tSMS) technology Significant Market Opportunity Potential to significantly expand the current $5 billion market HeliScope System Provides Critical Advantages to Customers High throughput, scalability and direct measurement leads to exceptional price-performance Compelling Business Model Instrument revenue with recurring proprietary consumables sales Multiple near-term commercial milestones and value inflection points Upcoming sequencing data, instrument orders and growing customer pipeline Experienced Leadership Team Industry leaders with track record of driving rapid trajectory

3 The Helicos Vision To improve lives by unlocking the era of genomic medicine 19th Century 21st Century

4 The Helicos Mission and Value Proposition Our Mission: Deliver the market-leading genetic analysis platform based on true single-molecule sequencing technology. Our Value Proposition: Provide customers with a unique combination of benefits – accurate measurement of the genome biology of cells – a clear path to the $1,000 genome These benefits will revolutionize translational research, pharmaceutical R&D and diagnostic biomarker R&D. No other company can deliver on this promise today.

Management Team
Experienced Executives With Proven Track Record

Name	*Experience*	*Years in Industry*
Steve Lombardi *President & CEO*	13 years executive experience; led Applied Biosystems sequencing business for 10 years	30
Steve Hall *SVP & CFO*	Led TriPath Imaging to profitability and revenues of over $100 million at acquisition	18
Bill Efcavitch, PhD *SVP, CTO*	Led development of Applied Biosystems genetic analysis systems for 23 years	28
Marc Levine *SVP, Development*	Led Teradyne's Research, Product Development, TQM and Business Units.	25
Patrice Milos, PhD *VP & CSO*	Executive Director at Pfizer Global R&D; industry leader in pharmacogenomics	19
Chip Leveille *VP, Sales & Marketing*	Led Affymetrix systems business for 6 years	19
Mark Solakian *VP and General Counsel*	Vice President and Chief Corporate Counsel for Affymetrix for 7 years	14
Alan Sherr *VP, Intellectual Property*	Vice President and Chief Counsel for Licensing at Affymetrix for 7 years	16

5

Helicos BioSciences Corporation

6 Significant Market Opportunity

7 Transform the Market By Enabling New Science Significant Market Potential Academic Genome Centers - Offer the best technology - ~ 20 sites worldwide Academic Health Centers / Private Research Institutes - Provide the best applications - ~ 200 sites worldwide Pharma & Biotech Companies - Reduce attrition and accelerate development - ~ 80 sites worldwide Commercial Strategy Focused in Translational Research Charter, Funding, Samples, Infrastructure

Helicos Commercial Strategy
Follow The Money And The Samples

As An Example…

- U.S. Target Market Is ~120 AHC's, PRI's And Genome Centers
  - Represent about 5% of the Institutions who get NIH funding*
  - Represent a vast majority of the Extramural NIH Budget*
  - Grew in NIH funding by 16% from 2005 to 2007*

The equivalent of 1,000 HeliScopes running for one year at initial specifications

*www.nih.gov

Funding Type	Description	Opportunity*
Genome-Wide Association Studies	Follow-on sequencing to find disease-causing mutations	191 published studies; 1.6MM samples
NIH Road Map Translational Research (TRx)	Nat'l consortium to transform clinical research and TRx	Today: 38 AHC's; $1.1B (5 yrs) Goal: 60 AHC's; $500M ann.
NIH Road Map High-Throughput Screening	Nat'l consortium to provide access to tools for rapid biological screening of small molecules	9 Centers: $280M (4 yrs) 46 AHC's; 350 grants
NCI Funding	63 Cancer Centers nationwide	$250M in 31 large cross-center programs in clinical genomics
NHGRI Funding	— Sequencing Centers — Programs w/ NCI — Programs w/ NIH Road Map	Core programs -- $350M (3 yrs) Cancer genome -- $100M (3 yrs) Microbiome -- $115M (5 yrs)

9 Enabling New Science From pilot studies to production-level projects Fragment sample DNA Confirm that sample DNA common ends On- Instrument Bridge - PCR Amplification Bottleneck Sequencing Unmet Market Needs Low cost workflows Application flexibility Scalable workflow for large experiments Ability to work with low sample quantities, & degraded nucleic acid High call rates and sequence accuracy Precise genome quantitation that correlates to Q-PCR Digital data Current Market-Leading Next-Gen Workflow End repair sample DNA Purify sample DNA with common ends Amplify sample DNA with common ends Ligate (add) common ends to sample DNA BIAS BIAS Bottleneck

10 True Single Molecule SequencingTM A Fundamental Breakthrough In Genetics & Genomics

11 Our Powerful True Single Molecule Sequencing tSMS Enables Genetic Analysis On An Unprecedented Scale Based On The Work Of Dr. Steve Quake Revolutionary and Proprietary Technology First Technology To Directly Sequence Single Molecules Of DNA And RNA Strong IP Portfolio United States Patent Patent No.: US 7,282,337 Harris Date of Patent: October 16, 2007 METHODS FOR INCREASING ACCURACY OF NUCLEIC ACID SEQUENCING Inventors: Harris; Timothy D. (Toms River, NJ) Assignee: Helicos BioSciences (Cambridge, MA) Abstract The invention provides methods for improving the accuracy of a sequencing-by-synthesis reaction by sequencing at least a portion of a template and at least a portion of template complementary sequence.

12 World’s First Single Molecule Genetic Analyzer The HeliScopeTM Product Strategy Commercial instrument with the ‘performance headroom’ for the $1,000 genome – Imaging capacity . 1 GB per hr ‘Headroom’ driven by improvements in tSMS chemistry – 50MB/hr Initial tSMS performance Projected tSMS chemistry improvement by 10x (500MB/hr) with no additional capital equipment purchase

The Helicos System
Projecting Strong Gross Margins per Installation







tSMS
Single Use Kit
- 2 Flow Cells
- tSMS Reagents
- Virtual Terminators™

HeliScope
Single Molecule Sequencer
- >1GB/hr imaging speed
- Efficient chemistry

HeliScope
Analysis Engine
- Real-time data processing
- Output is digital data
- *Open Source* software

$600K - $900K per year
Gross margins 65-75%

$1.35M List Price + $135K service contract
Gross Margins 50-60%

~$5M per instrument over 5 years
Gross Margins ~60 to 70%

13

Helicos

14 The Helicos Single Molecule Solution Production Level Genetic Analysis Workflows Genetic Analysis Workflow Throughput Next-Generation Sequencers Sample Preparation Data Generation Image Analysis

15 The Helicos Single Molecule Solution Production Level Genetic Analysis Workflows Genetic Analysis Workflow Sample Preparation Data Generation Image Analysis Throughput Amplification- Free Real-Time Processing tSMS The Helicos Solution – Meeting the Unmet Needs of Production-Level Customers

16 Commercially Compelling Value Proposition Defining System Specifications Initial commercial specifications • 50MB per hour; 10GB per run in 8 days • 400M reads at length-of-read from 25 to 50 bases; 50 channels • Performance independent of template sizes from 25b to 8Kb • =5% total error rate (0.5% substitution error rate) • Error rate independent of read length • No GC bias – sequence accurately from 20% to 80% GC-content

17 Commercially Compelling Value Proposition Defining Economic Value Helicos Initial Spec Leading Next-Gen Instrument* # of Bases per Run 10GB 4.5GB Instrument List Price $1.35MM $0.48MM Analysis Engine $--- $ .10MM Cost of Ownership $1.35MM $1.16MM ‘Free’ Headroom (Bases / run) 100GB ?????? * Source: Competing Company Data, Price List and website Helicos is Faster

18 Commercially Compelling Value Proposition Defining Economic Value Helicos Initial Spec Leading Next-Gen Instrument* Per Sample (Channel) 50 per run 8 per run Sequencing Reagents $360.00 $430.00 Sample Prep Labor $13.00 $85.00 Sample Prep Reagents $8.00 $625.00 Total Aftermarket Costs $381.00 $1,140 Sample Prep Premium Paid ~6% 265% * Source: Competing Company Data, Price List and website Helicos is Faster and Cheaper

19 Data from HeliScope Presented This Week Dr. Patrice Milos, Helicos CSO, and her colleagues in Helicos R&D – Sequencing, Digital Gene Expression & Paired Reads (Research)

20 Commercially Compelling Value Proposition Applying the Specifications to Initial Applications In digital gene expression and resequencing applications • samples can be run in a single channel for $360 ($18,000 kit / 50 channels) with the following specs: • 8M reads (400M/50 channels) is enabling for digital gene expression for any application –1-2 tpm sensitivity – CV <15% @10tpm –>95% Q-PCR correlation – sample prep precision >0.995 • 200M bases (10GB/50 channels) is enabling for disease genetics, pharmacogenetics and microbial resequencing –10M unique bases (20X coverage) at current accuracy

21 Commercial Momentum Building HeliScope installation at Expression Analysis progressing well – One of the largest genomic services companies with pharmaceutical, biotechnology and academic customers – Strong potential to be high volume “power user” – First customer validation of system performance 2nd instrument order from a major U.S. cancer center – Shipment expected around October 1, 2008 Scaling up to meet expected customer orders – Assembly and testing of 13 HeliScopes at the factory Strong interest and pipeline of collaborations Solid flow of technical and scientific publications

22 Commercial Guidance HeliScope instrument guidance with system specs being validated – 5 to 10 system orders by year end 2008 – 15 to 30 system orders expected from Q4 ’08 to Q2 ’09 – Shipments of systems with validated tSMS performance in Q4 In-line with Q2 Q-call guidance The market demand and our sales pipeline supports this guidance – Strong interest in digital gene expression and candidate region resequencing at the initial specifications

23 Commercial Opportunity Our product strategy will drive order volume beyond 1st half 2009 Build reference base of initial customers and collaborations based on the 1st applications delivering on the value proposition By Q3 2009. – V.2 chemistry and software with projected • 50-100% increase in system throughput to 75 to 100MB/hr • better accuracy • paired-read tSMS assay for any application • enablement of whole genome and transcriptome sequencing

24 Commercial Opportunity Our product strategy will drive order volume beyond 1st half 2009 Build reference base of initial customers and collaborations based on the 1st applications delivering on the value proposition By Q3 2009. – V.2 chemistry and software with performance at 75 to 100MB/hr Within two years – 2010. – future versions of chemistry and software that are projected to increase system throughput to 500MB/hr • Higher density flow cells – 4 to 5X projected increase • Chemistry improvements – 2 to 3X projected increase – Higher yield – Increased LOR – Increased accuracy

25 Financial Review

26 Financial Results $ 3,310 $ 4,830 Selling, General and Administrative $ (8,072) $ (11,887) Net Loss $ 393 $(225) Interest Income (Expense), net $ 8,608 $ 11,913 Total Operating Expenses $ 5,298 $ 7,083 Research and Development $ 143 $ 251 Grant Revenue June 30, 2007 June 30, 2008 ($000s) 2nd Quarter Ended (Unaudited)

27 Financial Results $ 52,683 $ 24,362 Cash $ 450 $ 10,450 Restricted Cash $ 59,209 $ 47,659 Total Assets $ 43,439 $ 22,403 Total Stockholders’ Equity as of Dec. 31, 2007 as of June 30, 2008 ($000s) (Unaudited)

28 Original research shouldn’t start with copies.